Exhibit 23.1



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


         We hereby consent to the inclusion of our opinion letter to the Board of Directors of Hudson Chartered Bancorp, Inc. ("Hudson Chartered") contained in this Current Report on Form 8-K, which is incorporated by reference into the Registration Statement on Form S-4 of Hudson Chartered (No. 333-49793). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                            /s/ Keefe, Bruyette & Woods, Inc.
                                            ----------------------------------
                                                Keefe, Bruyette & Woods, Inc.


April 29, 1998



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